Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTIVE EMPLOYMENT AGREEMENT made as of September 30, 2005, by and between ADE CORPORATION, a Massachusetts corporation (the “Company”), having its principal offices at 80 Wilson Way, Westwood, MA 02090, and DR. CHRIS L. KOLIOPOULOS (the “Executive”), an individual with an address at 4080 N. Placita de Carrillo, Tucson, AZ 85750.

The parties agree as follows:

1.             Employment, Duties and Acceptance.

(a)          The Company hereby employs the Executive during the Term (defined below) to render exclusive and full-time services as the President and Chief Executive Officer (“CEO”) of the Company and, in connection therewith, to perform such duties as are customarily assigned to individuals serving in such positions and such other duties as the Executive shall reasonably be directed to perform by the Board of Directors of the Company (the “Board”).

(b)          The Executive accepts such employment and shall render the services referred to above. The Executive shall devote his full working time and energies (excluding periods of vacation and personal time off to which he is entitled) to the business and affairs of the Company and agrees to use his best efforts, skills and abilities to promote the Company’s interests. Notwithstanding the foregoing, the Executive may devote such reasonable time as may be necessary, to the extent that it does not interfere with the performance of his duties and responsibilities hereunder, to (i) service on boards of directors of other companies, if approved in advance by the Board, and (ii) such other business activities as the Board may approve in advance.

2.            Term. The term of the Executive’s employment pursuant to this Agreement (the “Term”) commenced on June 20, 2002 and shall continue until June 20, 2008, unless extended by mutual agreement of the Company and the Executive or unless sooner terminated pursuant to Paragraph 4 of this Agreement.

3.            Compensation and Benefits. Subject to the Executive’s adherence to all of his responsibilities under this Agreement and all other agreements with the Company, the Executive shall be entitled to receive the following compensation and benefits during his employment with the Company:

(a)     As compensation for all services to be rendered to the Company by the Executive, the Company shall pay the Executive (i) from and after September 12, 2005, a salary of $407,000 per annum, subject to increase in the sole discretion of the Board (the “Base Salary”), and (ii) such incentive or bonus compensation as the Board in its sole discretion may determine to pay to the Executive from time to time, all such compensation to be payable in accordance with the payroll policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations. The Base Salary shall be reviewed by the Board at least annually, either before or at its meeting following the Annual Meeting of Stockholders of the Company, and any increases shall be effective as of the date of the Company’s payroll period ending closest to the date of such Annual Meeting. The Base Salary shall not be subject to reduction without the consent of the Executive.

(b)          The Executive shall be permitted during his employment, if and to the extent eligible, to participate in all group insurance programs and other fringe benefit plans which the Company shall make available to its executive employees.

(c)          The Executive shall be entitled to personal time off in accordance with the Company’s policies as in effect from time to time.

(d)          Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive in the course of performing his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

4.            Termination of Employment. The Executive’s employment with the Company may or shall be terminated prior to the scheduled expiration of the Term as follows:

(a)          Death. The Executive’s employment with the Company shall terminate automatically upon the Executive’s death.

(b)          Disability. The Company may terminate the Executive’s employment with the Company if the Executive becomes Disabled, such termination to be effective 30 days after notice from the Company to the Executive, unless such Disability shall have ceased and the Executive shall have returned to full-time performance of his duties within such 30 day period. As used in this Agreement, “Disabled” and “Disability” with respect to the Executive shall mean that as a result of the Executive’s incapacity due to physical or mental illness or physical injury (excluding illness or injury which was caused by substance abuse by the Executive), the Executive shall have failed substantially to perform his duties and responsibilities hereunder (i) for a period of one hundred twenty (120) consecutive days or (ii) for an aggregate of one hundred twenty (120) days during any period of twelve (12) consecutive months.

(c)          Cause. The Company shall have the right to terminate the Executive’s employment for Cause (as defined below) at any time upon written notice to the Executive, stating in reasonable detail the basis for such termination. As used in this Agreement, the term “Cause” shall mean any of (i) a material breach by the Executive of his obligations under this Agreement or any other agreement between the Executive and the Company, including the Confidentiality Agreement (defined below); (ii) the willful or knowingly reckless engaging by the Executive in conduct which is or may be materially financially injurious to the Company; (iii) the commission by the Executive of fraud, embezzlement or theft against the Company; or (iv) conviction of, or the Executive’s written admission to, a felony; provided, however , that in the event of a potential termination for any Cause specified in clauses (i) and (ii) above, such termination shall not be effective unless the Executive shall have received notice from the Company setting forth in reasonable detail the basis of the proposed termination and the Executive shall have been provided a period of thirty (30) days from receipt of such notice to cure or correct the conduct (if it is susceptible of cure or correction) giving rise to such potential termination.

(d)          Without Cause. The Company shall have the right to terminate the Executive’s employment at any time, other than for Cause, Disability or death, upon written notice to the Executive.

(e)          Termination Due to Job Restructuring. The Executive shall have the right to terminate his employment hereunder, upon sixty (60) days prior written notice to the Company stating in reasonable detail the basis for his termination, if the Executive is no longer the CEO of the Company or if his duties and responsibilities are so materially diminished that they are no longer consistent with the duties and responsibilities of the CEO of the Company (regardless of whether such change in title, duties or responsibilities results from a merger, change of control of the Company, action by the Board or otherwise) or if the Executive’s Base Salary is reduced by more than 10% without his consent; provided, however, that if, during such 60 day period, the Company restores the Executive’s title or duties and responsibilities to the level required by this subparagraph (e), or reverses the reduction of his Base Salary, as the case may be, then the Executive’s notice of termination shall not be effective; and provided, further that in the event the Executive shall fail to send the Company a notice of termination pursuant to this subparagraph (e) within 30 days of the effective date of a proposed change in his title or duties and responsibilities, the Executive’s rights under this subparagraph (e) shall cease with respect to such change.

(f)           Resignation. The Executive shall have the right to terminate his employment hereunder at any time by written notice to the Company.

5.            Severance.

(a)          If the Executive’s employment with the Company terminates on account of his death, as provided in Paragraph 4(a), or if the Company terminates the Executive’s employment on account of his Disability, in accordance with Paragraph 4(b), or for Cause, in accordance with Paragraph 4(c), or if the Executive terminates his employment pursuant to Paragraph 4(f), all of the Executive’s compensation and benefits shall terminate on the date of termination of his employment, except for (i) benefits to which he may continue to be entitled under the Company’s benefit plans, and (ii) as provided in Paragraph 6 below.

(b)          If the Company terminates the Executive’s employment other than for Cause, Disability or death, in accordance with Paragraph 4(d), or if, upon expiration of the Term, the Company does not offer to extend the Term for at least one additional year on the same terms and conditions set forth herein, or if the Executive terminates his employment in accordance with Paragraph 4(e), all of the Executive’s compensation and benefits (except (i) continuation of benefits under the Company’s health insurance plans, to the extent permitted by such plans, (ii) as otherwise provided in the Company’s benefit plans and (iii) as otherwise provided in Paragraph 6 below) shall terminate on the date of termination of his employment, and subject to the Executive executing and delivering to the Company a general release and waiver (in a form reasonably satisfactory to the Company) of all claims against the Company, its subsidiaries and their respective officers and directors and subject to the Executive’s compliance with the terms and conditions contained in this Agreement and the Confidentiality Agreement, the Company shall pay to the Executive severance compensation for 24 months following the termination of his employment at a rate per annum equal to his annualized Base Salary as of the date of termination, minus withholdings as required by law or as authorized by the Executive, such severance compensation to be payable in accordance with the payroll policies of the Company for members of the management team as in effect from time to time.

(c)          Except to the extent otherwise required by applicable law, within 90 days after the Executive’s employment with the Company terminates for any reason, the Company shall remove all restrictions imposed by the Company on the transfer of Company securities owned by the Executive.

6.            Acceleration of Options. In the event that a Change of Control Transaction (defined below) occurs or is pending or if the Executive’s employment with the Company terminates on account of his death (as provided in Paragraph 4(a)) or if the Company terminates the Executive’s employment on account of his Disability (in accordance with Paragraph 4(b)), all unvested options to acquire the Company’s capital stock which the Executive holds shall, on the date of and immediately prior to the consummation of such Change of Control Transaction or termination of the Executive’s employment on account of his death or Disability, as the case may be, accelerate and become immediately exercisable in full for a period of two (2) years following the date of the consummation of such Change of Control transaction, notwithstanding any stock option plan of the Company or any stock option agreement between the Company and the Executive. The Company undertakes to amend all stock option agreements between the Executive and the Company to conform to the provisions of this Paragraph 6. For purposes of this Agreement, "Change in Control Transaction" means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events:

(a)          any person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(b)          there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

(c)          there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

7.            Non-Disparagement.

(a)          The Executive agrees not to take any action or make any statement, written or oral, that disparages the Company or any of the Company’s directors, officers, employees or agents, or that has the intended or foreseeable effect of harming the Company’s reputation or the personal or business reputation of any of the Company’s directors, officers, employees or agents.

(b)          The Company agrees, on behalf of its directors and officers, not to make any statement, written or oral, that disparages or criticizes the Executive, and not to take any action that is intended to, or that does in fact, damage the business or reputation of the Executive or that interferes with, impairs or disrupts his normal business operations, provided that such business and operations do not conflict with the Executive’s obligations under this Agreement and any confidentiality and non-competition (or similar) agreement between the Executive and the Company (herein referred to as the “Confidentiality Agreement”), and provided, further that this subparagraph (b) shall not apply to any action or statement by the Company, its directors or officers relating to (i) claims arising out of fraud or willful misconduct by the Executive while serving as an officer or employee of the Company, (ii) the Company’s rights and the Executive’s obligations under this Agreement (including the Confidentiality Agreement).

8.            General Provisions.

(a)          Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions or any part hereof.

(b)          Interpretation. The singular includes the plural, and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(c)          Governing Law. This Agreement is intended to operate as a contract under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflict of laws rules. EACH PARTY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS AGREEMENT. The parties hereby consent to the exclusive jurisdiction of the courts of the United States of America and of The Commonwealth of

Massachusetts, both sitting in Boston, Massachusetts, for any action, suit or proceeding arising out of or relating to this Agreement, and waive any objection which they may now or hereafter have to the laying of venue of any such action brought in such courts.

(d)          Enforcement. The Executive recognizes and agrees that enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, confidential and proprietary information and goodwill of the Company, and accordingly agrees that the covenants, agreements and restrictions set forth herein are reasonable as to time and scope. The Executive also acknowledges and agrees that any actual or threatened breach by the Executive of this Agreement would result in irreparable damage to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, the Executive agrees that in the event of any such breach, the Company shall have, in addition to any and all remedies of law, the right to have the provisions of this Agreement specifically enforced and to obtain injunctive and other equitable relief to enforce the provisions of this Agreement. Each of the undertakings of the Executive set forth in this Agreement shall be construed as independent covenants and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions imposed on the Executive by, and the undertakings of the Executive set forth in, this Agreement.

(e)          Entire Agreement. This Agreement constitutes the entire agreement between the Executive and the Company concerning the terms and conditions of the Executive’s employment with the Company and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Executive and the Company.

(f)           Consultation with Counsel; No Representations. The Executive acknowledges and agrees that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any warranties, representations or promises to the Executive regarding the meaning or implication of any provision of this Agreement, other than as stated herein.

(g)          Modification; Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company. The failure of either party at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

(h)          Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns and to the benefit of the Company’s directors, officers, employees and agents, provided that the Executive may not assign this Agreement or any of his rights hereunder to any other person.

(i)            Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (including by any commercial courier service) or five (5) days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, to a party at his or its address set forth at the beginning of this Agreement or such other address as either party may furnish to the other by notice in writing, except that notices of change of address shall be effective only upon receipt.

(j)           Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

WITNESS the execution of this Employment Agreement under seal as of the date first above written.

EXECUTIVE:

/s/ Dr. Chris L. Koliopoulos Dr. Chris L. Koliopoulos

ADE CORPORATION

By:/s/ Brian James
Brian James, Executive Vice President
and Chief Financial Officer